Exhibit 99.1


               2004 Incentive Stock Option Plan for Key Employees
                      Stock Option Agreement - Installment


                                                 July 18, 2007

Employee's Name
Street Address
City, State Zip Code

                        Re:  Stock Option

Dear Mr./Ms. Employee:

      On July 18, 2007, the Board of Directors of First Ipswich Bancorp (the "Corporation"), which administers the First Ipswich Bancorp 2004 Incentive Stock Option Plan for Key Employees, as amended from time to time, (the "Plan") awarded you Stock Options under the Plan to purchase shares of the Corporation's Common Stock ($1.00 par value) (hereafter "Stock"). This letter will serve as an option agreement between the Corporation and you and sets forth the terms and conditions of the options granted you.

      1. Term of Option. The Corporation hereby grants to you, effective as of the date hereof, options (the "Options") pursuant to the Plan to purchase ____ shares of Stock at a purchase price of $9.25 per share. Please execute this agreement on the signature line provided below to indicate your acceptance of the Options and your agreement to comply with the terms and conditions of this agreement.

      2. When Options Vest. The Options granted to you shall vest over four (4) years with twenty-five percent (25%) of the Options vesting on July 18, 2008 and each succeeding anniversary of this Agreement until all the Options are vested. You may exercise any Options that have vested from time to time.

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      The Options will terminate ten (10) years from the date of this agreement, unless terminated sooner under the provisions of this agreement or exhausted by your purchase of all shares of Stock subject hereto.

      3. How Options May Be Exercised. You may exercise the Options by giving the Corporation written notice of your desire to do so, stating the whole number of shares you wish to purchase. Your notice must be accompanied by (a) payment in full of the purchase price of the shares of Stock you wish to purchase, (b) payment in full of all local, state and federal taxes due on account of the exercise of the Options, and (c) your written representation that such shares are being acquired for investment, or such other evidence of compliance with federal and state securities laws as may be requested by the Corporation. Payment of the exercise price (excluding taxes due on account of the exercise of the Options) may be made (i) in United States dollars in cash or by check, bank draft or money order payable to the order of the Corporation, (ii) through the actual or constructive delivery of shares of Stock owned by you for more than six months with a fair market value equal to the exercise price, or (iii) by a combination of (i) and (ii). As promptly as practicable thereafter, the Corporation will deliver to you stock certificates for the number of shares which you have purchased. Your exercise of the Options shall be effective when the Corporation receives your notice of exercise as described above. With respect to shares covered by these Options, you shall have no rights as a shareholder of the Corporation until a stock certificate or certificates have been delivered to you. Delivery of shares of Stock purchased hereunder shall be effective when a stock transfer agent or the Corporation has deposited stock certificates for such shares with the United States mail or delivered them to you.


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      4. Non-Transferability, Acquisition for Investment. The Options may not be
transferred by you, other than by will or the laws of descent and distribution of the state in which you are domiciled at the time of your death. During your lifetime, the Options may be exercised only by you or, if legally incapacitated, your personal representative. By accepting these Options, you agree that you are acquiring the Options for your own account, for investment, and not with the intention of reselling the Options.

      5. Termination of Service, Retirement, Death, Disability. Unless terminated earlier pursuant to Section 2 or this Section 5, the Options shall expire three (3) months after termination of your service with the Corporation or any of its subsidiaries (with or without cause, voluntary or involuntary) for reasons other than death or Total and Permanent Disability (as defined in the Plan), during which 3-month period the Options may be exercised only to the extent that it was exercisable upon such termination of service.

      If your service with the Corporation or any of its subsidiaries terminates for reasons of death or Total and Permanent Disability, then the Options shall vest fully and, unless terminated earlier pursuant to Section 2, expire twelve
(12) months after such termination of service. If your service terminates for reasons other than death or Total and Permanent Disability and you shall die during the 3-month period described above, Options shall, unless terminated earlier pursuant to Section 2, expire one (1) year from the date of termination of service, during which time the Options may be exercised to the extent exercisable on the date of termination of service.

      If you are terminated for Cause by either the Corporation or any of its subsidiaries, all unexercised Options (whether vested or not) shall immediately terminate and be of no further force and effect. As used herein, "cause" shall mean if (i) you have been convicted by a court of competent jurisdiction of any criminal offense involving dishonesty or breach of trust; (ii) you have committed an act of fraud against the Corporation, its subsidiaries or any of them; (iii) you have refused to perform the duties reasonably assigned to you by


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the Corporation or of any of its subsidiaries; or (iv) you have engaged in willful misconduct injurious to the Corporation, its subsidiaries or any of them, monetarily or otherwise.

      6. Tax Treatment. The Options are intended to entitle you to favorable tax treatment under the Internal Revenue Code. Generally you will not incur taxable income in the year you exercise any Options and any gain realized upon sale of the Stock will be treated as capital gain if you do not sell the Stock before two (2) years after the date of issuance of the Options and one (1) year after you exercise any Options. Exercise of the Options and/or disposition of shares of Stock acquired in connection therewith may need to be taken into account in connection with the alternative minimum tax, which may apply. If the holding period requirements are not met, then other rules apply.

      The foregoing is only intended to highlight in a general way certain tax features of the Options under present law and cannot be relied upon to present actual tax treatment in particular circumstances or to constitute a representation concerning tax treatment in the future.

      7. Acceleration of Options. In the event there shall occur a "change in control" (as hereinafter defined) of the Corporation while the Options are outstanding, the foregoing provisions providing that the Options be exercisable in part after specific dates shall not be effective, and the Options shall, to the extent not previously exercised, be immediately exercisable in full.

      For purposes of this agreement, a "change in control" of the Corporation shall occur if any person or entity or any group of persons acting in concert (other than the Raymond Family) shall own more than fifty percent of the common stock of the Corporation or any successor of the Corporation by merger or otherwise. The "Raymond Family" shall mean Neil St. John Raymond, his spouse,


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issue and their spouses, and trusts of which any of the described persons is a beneficiary, which shall include trusts or custodianship arrangements under retirement plans, and custodian, nominee, agency or similar arrangements created by or which benefit any described persons.

      8. Legal Restrictions on Payments Hereunder.

      (a) Notwithstanding any other provision of this agreement to the contrary, neither the Corporation nor any subsidiary shall have any obligation that is otherwise prohibited by the laws, regulations or regulatory agreements or orders applicable to the Corporation or any subsidiary, including without limitation 12 C.F.R. Part 359. Neither the Corporation nor any subsidiary shall make, nor be obligated to make, any "golden parachute payment" (as defined in 12 C.F.R. Part
359) to you, except as provided therein, as a result of entering into this agreement or otherwise. You acknowledge that the Corporation and The First National Bank of Ipswich, its wholly-owned subsidiary, are currently prohibited under 12 C.F.R. Part 359 from making, or agreeing to make, any golden parachute payment except as provided therein.

      (b) You agree that if your employment terminates at a time when a payment to you hereunder would be deemed to be a golden parachute payment under 12 C.F.R. Part 359 or is otherwise prohibited under law, regulation or regulatory agreement or order, the only obligation of the Corporation and of any subsidiary shall be to request permission to make a golden parachute payment (to the extent such payment may be permitted by the approving authorities under 12 C.F.R. Part 359 or such law, regulation or regulatory agreement or order) if the Board of Directors of the Corporation and any subsidiary shall determine, in their discretion, that they have a reasonable basis for making such request.


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      9. Miscellaneous. Neither the grant of the Options to you nor the purchase by you of Stock pursuant to the Options shall: (a) give you a right to continued employment with the Corporation or a subsidiary or limit the Corporation's or a subsidiary's right to terminate your employment; or (b) give you or any other person a pre-emptive right to acquire any capital stock of the Corporation.

      Notice to the Corporation for purposes of Section 3 of this agreement or for any other purpose in connection with this agreement or the Options may be given by hand delivery or first class mail, postage prepaid, addressed to First Ipswich Bancorp, 31 Market Street, Ipswich, MA 01938, Attn: President, or to such other address as the Corporation may indicate to you in writing, and shall be effective upon receipt by the Corporation. Any notice which the Corporation may give to you under this agreement shall be given by hand delivery or first class mail, postage prepaid, to your address as listed at the beginning of this agreement or to such other address as you may indicate in writing to the Corporation, and shall be effective when delivered or deposited with the United States mail.

      This agreement, and all rights and obligations of the parties hereto, are subject to the terms and conditions of the Plan, a copy of which is on file with the Corporation. Any disputes concerning the rights and obligations of the parties hereto shall be resolved by the Board of Directors of the Corporation, pursuant to the Plan.

      Please indicate your acceptance of the terms and conditions of this agreement by signing where indicated below.


                                Very truly yours,

                              FIRST IPSWICH BANCORP

                                    By:
                                       ---------------------------------------
                                       Its

      I hereby agree to be bound by the terms and conditions of the foregoing agreement and the Plan.


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